                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, For Use Of The
     Commission Only (As Permitted By
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              VIRATA CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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

                          [LOGO OF VIRATA CORPORATION]

                                                           Virata Corporation
                                                           2933 Bunker Hill Lane
                                                           Santa Clara, CA 95054
                                                           USA


                                                           Phone:(408) 566-1000
                                                           Fax:(408) 980-8250
                                                           www.virata.com

                                                         Santa Clara, California
                                                                 August 25, 2000

Dear Virata Stockholders:

   You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Virata Corporation ("Virata" or the "Company"), which will be held on Thursday, September 21, 2000 at 10:00 a.m. Pacific Time at the Westin Hotel, 5101 Great America Parkway, Santa Clara, California 95054.

   At this year's Annual Meeting, you will be asked to elect ten directors for staggered terms and to reappoint PricewaterhouseCoopers LLP as the Company's independent auditors. Additionally, the Board of Directors is recommending that you approve an amendment to the Company's 1999 Stock Incentive Plan to increase the number of shares that may be issued under the plan. The accompanying Notice of Annual Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

   Also included in this package is Virata's 2000 Annual Report. The Annual Report is in summary form, and contains our letter to stockholders and highlights of operations. You will find the Company's audited consolidated financial statements included as part of the Annual Report.

   Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and/or wish to change your proxy vote, you may do so by giving notice and voting in person at the Annual Meeting.

   On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                          Sincerely,

                                          /s/ Charles Cotton
                                          Charles Cotton
                                          Chief Executive Officer

                          [LOGO OF VIRATA CORPORATION]

                               VIRATA CORPORATION
                             2933 Bunker Hill Lane
                             Santa Clara, CA 95054
                                 (408) 566-1000

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on September 21, 2000

                               ----------------

To the Stockholders of Virata Corporation:

   Notice is hereby given that the 2000 Annual Meeting of Stockholders of Virata Corporation, a Delaware corporation ("Virata" or the "Company"), will be held on Thursday, September 21, 2000 at 10:00 a.m. Pacific Time at the Westin Hotel, 5101 Great America Parkway, Santa Clara, California 95054 to conduct the following items of business:

     1. To elect ten directors of the Company for the terms set forth for each director's respective class or until his successor is duly elected and qualified;

     2. To approve an amendment to Virata's 1999 Stock Incentive Plan to increase the aggregate number of shares of common stock that may currently be issued under such plan from 9.6 million to 13.6 million shares;

     3. To ratify the selection of the firm of PricewaterhouseCoopers LLP to serve as independent auditors of the Company for the fiscal year ending April 1, 2001; and

     4. To transact such other business that may properly come before the Annual Meeting or any adjournments or postponement thereof.

   The foregoing items of business are more fully described in the proxy statement accompanying this notice. Stockholders of record at the close of business on August 7, 2000 are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for examination by any stockholder, during ordinary business hours, at the Company's executive offices for a period of 10 days prior to the meeting date.

   All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in the accompanying reply envelope.

   Use the enclosed envelope which requires no postage for mailing in the United States.

                                          By Order of the Board of Directors,

                                          /s/ Andrew M. Vought
                                          Andrew M. Vought
                                          Senior Vice President, Finance,
                                          Chief Financial Officer and
                                           Secretary

Santa Clara, California
August 25, 2000

                               VIRATA CORPORATION
                             2933 Bunker Hill Lane
                             Santa Clara, CA 95054
                                 (408) 566-1000

                               ----------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 21, 2000

                               ----------------

General

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Virata Corporation ("Virata", "we" or the "Company") in connection with the Annual Meeting of Stockholders of Virata to be held on Thursday, September 21, 2000 at 10:00 a.m. Pacific Time at the Westin Hotel, 5101 Great America Parkway, Santa Clara, California 95054. This Proxy Statement and accompanying proxy card are being mailed to stockholders beginning on or about August 28, 2000. The Company's Annual Report for the fiscal year ended April 2, 2000 is enclosed.

   Only stockholders of record at the close of business on August 7, 2000, referred to as the record date, will be entitled to notice of and to vote at the meeting. As of the record date, there were 56,237,147 shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters to come before the meeting.

   The enclosed proxy, if properly signed and returned, will be voted in accordance with the instructions of the stockholder. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors. In addition, if other matters come before the annual meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy card will vote in accordance with their best judgment with respect to such matters. Any stockholder who signs and returns a proxy may revoke it at any time before the vote is taken by delivering to the Secretary of the Company written revocation or a proxy bearing a later date. A stockholder may revoke a proxy by attending and voting in person at the meeting only if the stockholder has so notified the Secretary of the Annual Meeting prior to the voting of the proxy.

   Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and the inspectors will determine whether a quorum is present. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the Company's common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e. shares held by brokers or nominees as to which instructions have not been received from beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event that there are not sufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

   For Proposal 1 regarding the election of directors, votes may be cast in favor of all nominees, may be withheld with regard to all nominees or may be withheld only with regard to nominees specified by the stockholder; votes that are withheld will be excluded entirely from the vote and will have no effect. Directors will be elected by a plurality of the votes of the shares of the Company's common stock present in person or represented by proxy. For Proposals 2 and 3, the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock represented in person or by proxy and entitled to vote on each such proposal will be required for approval. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the proposal on which the abstention is voted. Therefore, such abstentions will have the effect of a negative vote. Broker non-votes are not counted for purposes of determining whether a proposal has been approved and, therefore, have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast for such proposal.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   Action will be taken at the 2000 Annual Meeting to elect ten directors. In accordance with the Company's bylaws, the directors are divided into three classes, and each director shall hold office for the terms set forth for his respective class or until his successor is duly elected and qualified.

   Class                      Expiration of Term
   -----                      ------------------
   Class 1................... Date of the Annual Meeting of Stockholders in 2003
   Class 2................... Date of the Annual Meeting of Stockholders in 2002
   Class 3................... Date of the Annual Meeting of Stockholders in 2001

   Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the Annual Meeting. Abstentions and broker non-votes are counted for the purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

   All proxies received by the Company will be voted FOR the ten nominees named below, unless directions to the contrary are given. Each of the nominees is a current member of the Board of Directors. In the event that any nominee is unable to or declines to serve, an event that is not anticipated, the proxies will be voted for the election of another nominee designated by the Board of Directors or, if none is so designated, will be voted according to the judgment of the person or persons voting the proxy. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

Director Nominees

   The names of the nominees and certain information about such nominees (including their term of service), are set forth below:

                                                                            Director
Name of Nominee          Age Principal Occupation                            Since   Class
---------------          --- --------------------                           -------- -----
Dr. Hermann Hauser...... 51  Director of Amadeus Capital Partners Ltd.        1993    1
Charles Cotton.......... 53  Chief Executive Officer of Virata Corporation    1997    1
Martin Jackson.......... 41  Chief Technology Officer of Virata Corporation   1994    3
Marco De Benedetti...... 38  Chief Executive Officer of Telecom               1994    2
                             Italia Mobile S.p.A.
Gary Bloom.............. 39  Executive Vice President of Oracle Corporation   1999    2
Bandel Carano........... 39  General Partner of Oak Investment Partners       1995    1
Professor Andrew         47  Professor of Communications Engineering at       1993    2
 Hopper.................     Cambridge University
Peter Morris............ 44  General Partner of New Enterprise Associates     1995    1
Patrick Sayer........... 42  Managing Director of Lazard                      1998    3
Giuseppe Zocco.......... 34  General Partner of Index Ventures                1998    3

   Dr. Hermann Hauser is one of our co-founders and has served as our Chairman since March 1993. Dr. Hauser's principal occupation is Director of Amadeus Capital Partners Ltd., a venture capital fund management company a position he has held since December 1997. Dr. Hauser has also co-founded more than 20 other high technology companies, including Acorn Computer Group plc, EO Ltd., Harlequin, IXI Ltd., Vocalis, Electronic Share Information, Advanced Displays Limited and SynGenix. Dr. Hauser holds a Ph.D. in Physics from Cambridge University.

   Charles Cotton has been our Chief Executive Officer and a member of our Board of Directors since September 1997. Mr. Cotton joined us in January 1995, first as a consultant, and then in August 1995 as our

General Manager, Europe, and was subsequently promoted to Chief Operating Officer in July 1996. From January 1991 to December 1995, Mr. Cotton was an independent consultant. In 1990, he served as Chief Executive Officer of Shandwick Europe, a public relations consulting firm. From 1988 to 1989, Mr. Cotton served as President of Thermal Scientific and as a Director of its parent company, Thermal Scientific plc. From 1983 to 1986, he served in a variety of international marketing and operations functions for Sinclair Research. Mr. Cotton holds an honors degree in Physics from Oxford University.

   Martin Jackson is our Chief Technology Officer and has directed new product development since joining us in April 1994. Prior to joining us, Mr. Jackson was a co-founder and Vice President of Technology of EO--formerly Active Book Company. Mr. Jackson also co-founded Tadpole Technology, a developer of high performance computer boards. Mr. Jackson is acknowledged as a leader in the application of asynchronous transfer mode technology for provisioning broadband in the local loop and serves on the Board of Directors of the DSL Forum. Mr. Jackson holds an M.A. in Electrical Sciences from the University of Cambridge.

   Marco De Benedetti has served as a member of our Board of Directors since July 1994. Mr. De Benedetti has been the Chief Executive Officer of Telecom Italia Mobile S.p.A., Europe's largest cellular phone operator since July 1999. Prior to joining Telecom Italia Mobile, Mr. De Benedetti was chairman of Infostrada S.p.A., a company controlled by Olivetti operating as an alternative fixed line carrier in Italy from 1990 to July 1999. Prior to joining Olivetti in 1990, Mr. De Benedetti worked for the investment bank Wasserstein, Perella & Co. in mergers and acquisitions from 1987 to 1989. Mr. De Benedetti holds an M.B.A. from the Wharton School of the University of Pennsylvania and a B.S. in Economics and History from Wesleyan University.

   Gary Bloom has served as a member of our Board of Directors since February 1999. Mr. Bloom is Executive Vice President of Oracle Corporation and has been employed by Oracle since September 1986. Mr. Bloom received a B.S. in Computer Science from California Polytechnic State University at San Luis Obispo.

   Bandel Carano has served as a member of our Board of Directors since May 1995. Mr. Carano is a General Partner of Oak Investment Partners in Palo Alto, California, a private venture capital firm, which he joined in 1985. Mr. Carano currently serves as a member of the Investment Advisory Board of the Stanford University Engineering Venture Fund. Mr. Carano also serves as a member of the board of Advanced Radio Telecom Corp., Airspan Networks Inc., Avici Systems Inc., Metaware Communications Corp, Repeater Technologies Inc., Triton Network Systems Inc., Wireless Facilities Inc. and several private companies. Mr. Carano holds both a M.S. and a B.S. in Electrical Engineering from Stanford University.

   Professor Andrew Hopper is one of our co-founders and has served as a member of our Board of Directors since March 1993. Since November 1997, Professor Hopper has been the Professor of Communications Engineering within the Department of Engineering at Cambridge University and prior to that he was a Reader. Since 1986, Professor Hopper has also been the Managing Director of the Olivetti Research Laboratory, now AT&T Laboratories-Cambridge. Professor Hopper is considered one of the early developers of asynchronous transfer mode technology and has over 20 years experience in networking, computer systems and multimedia. Professor Hopper is also involved with the commercialization of technology with a number of Cambridge-area firms. Professor Hopper is a Fellow of the Royal Academy of Engineering and holds a Ph.D. from Cambridge University.

   Peter T. Morris has served as a member of our Board of Directors since May 1995. Mr. Morris is a General Partner of New Enterprise Associates, a private venture capital firm, in Menlo Park, California, where he has been employed since 1992. Mr. Morris specializes in information technologies, with a focus on communications and the Internet. Mr. Morris is also a board member of Accelerated Networks, Gadzoox Networks Inc., iAsiaWorks, Inc., Packeteer Inc. and several private companies. Before joining New Enterprise Associates, Mr. Morris served in various capacities with Telebit Corporation from 1987 to 1991. Prior to that he was with Montgomery Securities, an investment bank, from 1985 to 1987, and Bain & Company, a management consultancy, from 1980 to 1982. Mr. Morris holds an M.B.A. and a B.S. in Electrical Engineering from Stanford University.

   Patrick Sayer has served as a member of our Board of Directors since June 1998. Mr. Sayer is a Managing Director at Lazard, a leading global investment bank, where he has overseen the Internet and Technology sector since 1999. Since 1995, Mr. Sayer has also held the position of General Partner in Lazard (Paris). Mr. Sayer has worked within Lazard since 1992, holding positions in the international advisory group, the corporate finance department and the mergers and acquisitions department. In addition, Mr. Sayer is a director and an investment advisor of AZEO, a public holding company, and is a director of the following public companies: Sidel, Ipsos, Infogrames Entertainment, and Oberthur Card Systems. Mr. Sayer is a graduate of Ecole Polytechnique and Ecole des Mines de Paris.

   Giuseppe Zocco has served as a member of our Board of Directors since June 1998. Mr. Zocco is a General Partner of Index Ventures, a private venture capital firm based in Geneva, Switzerland, which he joined in 1996. Prior to joining Index Ventures, Mr. Zocco was a management consultant with McKinsey & Company from 1988 to 1996, working in several of its European offices and its EuroCenter, a special consulting unit focused on Pan-European clients. Mr. Zocco holds a M.B.A. from Stanford Business School, a B.A. in Finance from Bocconi University in Milan, and an I.E.P. from the London Business School. He is a director of Belle Systems A/S, smarterwork.com, Ciao.com and other private companies.

Composition of Board and Committees

   Our Board of Directors currently consists of ten directors. During the period from August 31, 1999, the date the Company was incorporated, to the last day of the Company's fiscal year ended April 2, 2000, referred to below as fiscal year 2000, the Board of Directors held five meetings and acted by written consent four times. The Board of Directors has an Executive Committee, a Compensation Committee, an Audit Committee and a Director Compensation Committee.

   Executive Committee. The Executive Committee is authorized to act with respect to all matters arising before the board, except where prohibited by Delaware law. The Executive Committee consists of Messrs. Hauser, Carano, Cotton and Morris. During fiscal year 2000, the Executive Committee held no meetings and acted by written consent three times.

   Compensation Committee. The Compensation Committee reviews, approves and/or makes recommendations to the board regarding all forms of compensation provided to our executive officers, including stock compensation and loans. In addition, the Compensation Committee reviews, approves and/or makes recommendations on stock compensation arrangements for all of our other employees. As part of the foregoing, the Compensation Committee administers our stock incentive and other employee benefit plans. The Compensation Committee is composed of three non-employee directors, Messrs. Hauser, Carano and Zocco. During fiscal year 2000, the Compensation Committee held no meetings and acted by written consent two times.

   Audit Committee. The Audit Committee monitors our corporate financial reporting and the internal and external audits, including our internal audit and control functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also consults with our management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the Audit Committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. During fiscal year 2000, the Audit Committee held no meetings. The Audit Committee is composed of three non-employee directors, Messrs. Morris, Sayer and Zocco. All members of the Audit Committee are "independent" as defined in the listing standards of the National Association of Securities Dealers. On April 25, 2000 the Audit Committee adopted an Audit Committee charter that meets the requirements of the Securities and Exchange Commission and the National Association of Securities Dealers. The Board of Directors later ratified the adoption of the Audit Committee charter. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A.

   Director Compensation Committee. The Director Compensation Committee reviews and makes recommendations to the Board of Directors regarding all forms of compensation provided to our non-employee directors and administers our 1999 Non-Employee Director Compensation Plan. The members of the Director Compensation Committee are Messrs. Cotton and Jackson. The Director Compensation Committee held no meetings during fiscal year 2000 and acted by written consent one time.

   During fiscal year 2000, each director except Mr. Bloom attended 75% or more of the aggregate number of meetings of the Board of Directors, and of the committees on which he served, that were held during the period for which he or she was a director or committee member. Mr. Bloom attended three of the five meetings of the Board of Directors held in fiscal year 2000.

   The Board of Directors recommends that stockholders vote "FOR" the Nominees set forth above. Unless marked to the contrary, proxies received will be voted FOR the Nominees set forth above.

                                   PROPOSAL 2

 APPROVAL AND RATIFICATION OF A PROPOSAL TO AMEND THE 1999 STOCK INCENTIVE PLAN

   The Board of Directors and the Compensation Committee have proposed, subject to stockholder approval, to amend the Virata Corporation Amended and Restated 1999 Stock Incentive Plan to increase the aggregate number of shares of the common stock of the Company currently issuable thereunder from 9,600,000 to 13,600,000.

Virata Corporation 1999 Stock Incentive Plan

   The Virata Corporation 1999 Stock Incentive Plan was adopted by the Board of Directors on September 21, 1999 and was adopted by the stockholders on November 17, 1999. The purpose of the plan is to enable us to attract, retain and motivate our employees, independent contractors and consultants by providing for or increasing the proprietary interests of such employees, non-employee directors, independent contractors or consultants in our stock.

   The maximum number of shares of our common stock that may currently be issued under the stock incentive plan is 9,600,000 shares, subject to an automatic annual increase on the first day of our fiscal year beginning in 2001 equal to the lesser of (i) 2,000,000 shares, (ii) 5% of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (iii) an amount unanimously determined by the Board of Directors. As of August 7, 2000, there were options outstanding to purchase 8,121,367 shares of our common stock under the plan. The Compensation Committee and the Board of Directors believe that the remaining shares available for grant under the plan are insufficient to accomplish the purposes of the plan described above. The Company anticipates that it will be necessary to offer equity incentives to attract and motivate new employees, independent contractors and consultants. In addition, in order to retain our existing employees, independent contractors and consultants as the Company matures and our employee base grows larger, it will be necessary to grant additional options to current participants in the plan.

General Information

   The following is a summary of the principal features of the 1999 Stock Incentive Plan, together with the applicable tax implications for the participants and the Company. However, the summary does not purport to be a complete description of all of the provisions of the plan. A complete copy of the 1999 Stock Incentive Plan is attached to this proxy statement as Appendix
B. Employees, non-employee directors, independent contractors and consultants of the Company are eligible for participation in the plan. As of August 7, 2000, six executive officers, eight non-employee directors, approximately 264 other employees and approximately 15 independent contractors and consultants were eligible to participate in the plan. The Company generally compensates its non-employee directors in the form of stock options granted under the Company's 1999 Non-Employee Director Plan for serving on the Board of Directors. See "Director and Executive Compensation and Other Information--Director Compensation."

   The Compensation Committee of the Board of Directors, on behalf of the Company, administers the plan and is authorized under the plan to enter into any type of arrangement with a participant that is not inconsistent with the provisions of the plan. The entering into of any such arrangement is referred as a grant of an award. The plan does not limit any award to any specified form or structure. The types and amount of awards are determined at the discretion of the Compensation Committee and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an award may consist of one such security or benefit or two or more of them in tandem or in the alternative. If incentive stock options are issued, these options must comply with Section 422 of the Internal Revenue Code.

   The outstanding options as of August 7, 2000 are exercisable at a weighted-average price per share of approximately $16.24 and generally vest over a four-year period from the date of grant. All options are non-transferable, but form part of the option holder's estate in the event of death. An option may be exercised in whole or in part, but not more than three times in the period commencing on the first anniversary of the date of grant of the option and ending on the seventh anniversary of the date of its grant. An option lapses on the seventh anniversary from the date of its grant. In the event that a general offer is made to the holders of our common stock to acquire all of the outstanding shares of our common stock, the Company is required to use its best efforts to ensure that the offer is extended to the option holders. If an option holder ceases to be our employee for any reason, any options unexercised on such date and in respect of which a right of exercise has accrued must be exercised within 90 days of such date. Upon the expiration of this 90-day period, any options that remain unexercised will lapse.

   Our Board of Directors may amend or terminate the plan at any time and in any matter, subject to the rights of recipients of awards under the plan, and required stockholder approvals and the requirements of Sections 422 and 162(m) of the Internal Revenue Code. The Company will issue stock options to eligible recipients under the plan by way of individual option agreements with each recipient. Unless terminated earlier by the Board of Directors, the stock incentive plan will terminate in November 2019.

   On April 13, 2000, the Company filed a registration statement on Form S-8 with respect to the shares of our common stock issuable under the plan. As a result, shares of common stock issued under such plan after the date the registration statement was filed are freely tradable, except for shares held by our affiliates.

Tax Information

   The following is a brief description of the federal income tax treatment that will generally apply to stock options issued under the plan based on United States federal income tax laws in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. Any change could affect the accuracy of the statements and conclusions set forth herein. The exact United States federal income tax treatment of options issued under the plan will depend on the specific nature of the options and the specific circumstances of the participant. This discussion does not address consequences to participants under any state or local laws or under the laws of any country other than the United States. Nor does it address consequences to participants of the issuance of awards other than options, including sales or bonuses of stock, restricted stock, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units, or performance shares. Participants in the plan should not rely on this discussion for individual tax advice and should consult their own tax advisors as to the specific tax consequences to them of the exercise of the options and the disposition of shares of stock acquired upon the exercise of the option ("the Option Shares").

   The options issued under the plan may consist of options intended to qualify for the special tax treatment afforded "incentive stock options" under the provisions of Section 422 of the Internal Revenue Code and those not intended to qualify for that treatment, which are referred to as "non-qualified stock options."

 Non-Qualified Stock Options

   If the Option Shares that are received upon exercise of non-qualified stock options are vested, or if the participant makes a Section 83(b) election with respect to unvested Option Shares acquired upon exercise of non-qualified stock options, the participant generally will have ordinary income, and the Company will generally be entitled to a deduction in an amount equal to the excess of
(i) the fair market value of the Option Shares (as measured on the exercise date) determined without regard to the effect on value of the vesting restrictions, over (ii) the exercise price of the options. If the Option Shares received upon exercise of non-qualified stock options are not vested and the participant does not make the Section 83(b) election, as the Option Shares vests, the participant will have ordinary income, and the Company will generally be entitled to a deduction in an amount equal to the excess of the fair market value of each Option Share on the date the share vests over the exercise price paid for the option share. The holding period for the Option Shares generally will begin on the day after exercise, except that the holding period for Option Shares that are not vested upon exercise and for which no Section 83(b) election is made will begin on the day after the Option Shares become vested.

   Upon a subsequent sale or other disposition of the Option Shares acquired upon exercise of the non-qualified stock options, the participant will recognize gain or loss equal to the difference between the amount realized on such disposition and the participant's basis in those Option Shares. The participant's basis in the Option Shares acquired upon the exercise of non-qualified stock options will be equal to the exercise price of such options plus the amount of ordinary income recognized by the participant as a result of the exercise of the option. Any gain or loss on the subsequent sale or disposition of the Option Shares generally will be treated as long-term or short-term capital gain or loss, depending on whether the holding period for the shares exceeds one year at the time of the sale or other disposition.

 Incentive Stock Options

   If Option Shares received upon the exercise of incentive stock options are vested, the participant generally will not be taxed at the time of such exercise unless the alternative minimum tax applies, as discussed below, and the Company will not be entitled to a deduction. However, if the participant sells or otherwise disposes of the Option Shares that are acquired upon the exercise of an incentive stock option at any time within either one year after the date of transfer of the shares to the participant pursuant to the exercise of the incentive stock option or two years from the date of grant of the incentive stock option, then the participant will recognize (a) ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the Option Shares on the date of exercise, over the exercise price of the incentive stock option, (b) capital gain equal to the excess, if any, of the sales price over the fair market value of the Option Shares on the date of exercise, and (c) capital loss equal to the excess, if any, of the exercise price of the incentive stock option over the sales price of the Option Shares. In addition, in the case of such disposition, the Company will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

   If the Option Shares that are acquired upon the exercise of incentive stock options are fully vested upon exercise and the participant sells the Option Shares at any time after the participant has held the Option Shares for at least one year after the date of transfer of the option shares to the participant pursuant to the exercise of the incentive stock option, and two years from the date of grant of the incentive stock option, then the participant will recognize long-term capital gain or loss equal to the difference between the sales price and the exercise price of the incentive stock option.

   The amount by which the fair market value of the vested Option Shares received on exercise of incentive stock options exceeds the exercise price will be included as a positive adjustment in the calculation of the participant's "alternative minimum taxable income" in the year of exercise. As a result, exercise of an incentive stock option may give rise to an alternative minimum tax liability in the year of exercise.

Participation in 1999 Stock Incentive Plan

   The grant of options to participants, including the Named Executive Officers defined in the Summary Compensation Table below, under the 1999 Stock Incentive Plan is subject to the discretion of the Compensation Committee. As of the date of this proxy statement, there has been no determination by the Compensation Committee with respect to future awards under the plan. Accordingly, the benefits or amount of additional awards, if any, that will be received by or allocated to: (i) the Named Executive Officers, individually and as a group;
(ii) the directors of the Company, as a group, who are not Named Executive Officers; and (iii) the employees of the Company, as a group, other than the Named Executive Officers, as a result of the amendment to the plan are not determinable and would not have been determinable if the plan, as amended, had been in effect during the fiscal year ended April 2, 2000. The table of option grants listed below under "Option Grants in Fiscal Year Ended April 2, 2000" provides information with respect to the grant of options to the Named Executive Officers during the fiscal year ended April 2, 2000. During the last fiscal year, all current executive officers as a group and all other employees as a group received options to purchase 957,454 shares and 2,624,032 shares, respectively, pursuant to the plan. As of August 7, 2000, the closing price of the Virata's common stock on The Nasdaq National Stock Market was $70.125.

   The affirmative vote of the holders of at least a majority of the shares of the Company's common stock represented in person or by proxy and entitled to vote on this proposal is required to approve the amendment to the 1999 Stock Incentive Plan.

   The Board of Directors recommends that stockholders vote "FOR" the approval and ratification of increase in the number of shares in the 1999 Stock Incentive Plan. Unless marked to the contrary, proxies received will be voted FOR the approval and ratification of increase in the number of shares in the 1999 Stock Incentive Plan.

                                   PROPOSAL 3

      TO APPROVE THE APPOINTMENT BY THE BOARD OF DIRECTORS OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE
                        FISCAL YEAR ENDING APRIL 1, 2001

   The independent certified public accounting firm of PricewaterhouseCoopers LLP has audited the Company's accounts for the fiscal year ended April 2, 2000. The Board of Directors has selected PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending April 1, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting.

   The affirmative vote of the holders of at least a majority of the shares of the Company's common stock represented in person or by proxy and entitled to vote on this proposal is needed to ratify the selection of PricewaterhouseCoopers LLP. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, the Audit Committee and the Board of Directors will review its future selection of auditors.

   A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, and will have an opportunity to make a statement and to respond to appropriate questions.

   The Board of Directors recommends that stockholders vote "FOR" the selection of PricewaterhouseCoopers LLP to serve as the independent auditors of the Company for the fiscal year ending April 1, 2001. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of PricewaterhouseCoopers LLP.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of our outstanding shares of common stock as of August 7, 2000 held by:

  . each person or group known to us to be the beneficial owner of more than 5% of our outstanding common stock;

  . each of our Chief Executive Officer and the other four most highly compensated executive officers who were serving as executive officers as of April 2, 2000 (the "Named Executive Officers");

  . each of our directors; and

  . all of our directors and executive officers as a group.

   Unless otherwise indicated, and subject to community property laws where applicable, to our knowledge each of the persons named in the table have sole voting and investment power with respect to all of the shares of common stock shown held by them.

   In calculating beneficial and percentage ownership, all shares of common stock that a named stockholder or specified group will have the right to acquire within 60 days of August 7, 2000 upon exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of such stockholder, but are not deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other stockholder. As of August 7, 2000, an aggregate of 56,237,147 shares of common stock were outstanding. Unless otherwise indicated, the address for each person listed is: 2933 Bunker Hill Lane, Suite 201, Santa Clara, California 95054.

                                                                   Shares
                                                             Beneficially Owned
                                                             ------------------
   Beneficial Owner                                            Number   Percent
   ----------------                                          ---------- -------
   Olivetti International S.A.
    14, rue Aldringen, L2951 Luxembourg.....................  3,335,878   5.9
   AZEO (formerly Financiere et Industrielle Gaz et Eaux)
    3, rue Jacques Bingen, 75017 Paris, France..............  3,130,188   5.6
   Charles Cotton(1)........................................    421,644     *
   Michael Gulett(2)........................................    212,821     *
   Andrew Vought(3).........................................    302,479     *
   Martin Jackson(4)........................................    141,073     *
   Thomas Cooper(5).........................................    202,294     *
   Duncan Greatwood(6)......................................     40,001     *
   Dr. Hermann Hauser(7)....................................    503,857     *
   Marco De Benedetti(8)....................................  3,352,545   6.0
   Gary Bloom(9)............................................  1,091,921   1.9
   Bandel Carano(10)........................................  1,870,985   3.3
   Prof. Andrew Hopper(11)..................................    463,189     *
   Peter Morris(12).........................................     44,112     *
   Patrick Sayer(13)........................................  3,146,855   5.6
   Giuseppe Zocco(14).......................................    279,108     *
   Executive officers and directors as a group
    (14 persons)(15)........................................ 12,072,884  21.5

--------
  *  Less than 1% of the outstanding common stock.
 (1) Represents options to purchase 421,644 shares of common stock exercisable within 60 days of August 7, 2000.
 (2) Includes options to purchase 211,013 shares of common stock exercisable within 60 days of August 7, 2000.

 (3) Includes options to purchase 78,885 shares of common stock exercisable within 60 days of August 7, 2000.
 (4) Represents options to purchase 141,073 shares of common stock exercisable within 60 days of August 7, 2000.
 (5) Includes options to purchase 200,982 shares of common stock exercisable within 60 days of August 7, 2000.
 (6) Represents options to purchase 40,001 shares of common stock exercisable within 60 days of August 7, 2000.
 (7) Represents 487,190 shares of our common stock owned by Providence Investment Company Limited, which is wholly owned by the Providence Trust, of which Mr. Hauser may be a beneficiary, and an option to purchase 16,667 shares of common stock exercisable within 60 days of August 7, 2000.
 (8) Represents 3,335,878 shares held by Olivetti International S.A. and an option to purchase 16,667 shares of common stock exercisable within 60 days of August 7, 2000. Mr. De Benedetti disclaims all beneficial ownership of the Olivetti shares.
 (9) Represents 1,075,254 shares held by Oracle Corporation, of which Mr. Bloom is an Executive Vice President, and an option to purchase 16,667 shares of common stock exercisable within 60 days of August 7, 2000. Mr. Bloom disclaims all beneficial ownership of the Oracle shares.
(10) Represents 1,854,318 shares of our common stock beneficially owned by Oak Investment Partners and Oak VI Affiliates Fund. L.P., of which Mr. Carano is the General Partner, and an option to purchase 16,667 shares of common stock exercisable within 60 days of August 7, 2000. Mr. Carano disclaims all beneficial ownership of the Oak Investment Partners and Oak VI Affiliates Fund shares.
(11) Includes an option to purchase 16,667 shares of common stock exercisable within 60 days of August 7, 2000.
(12) Includes an option to purchase 16,667 shares of common stock exercisable within 60 days of August 7, 2000.
(13) Represents 3,130,188 shares of our common stock beneficially owned by Financiere et Industrielle Gaz et Eaux, of which Mr. Sayer is a director, and an option to purchase 16,667 shares of common stock exercisable within 60 days of August 7, 2000. Mr. Sayer disclaims all beneficial ownership of the Financiere et Industrielle Gaz et Eaux shares.
(14) Includes an option to purchase 16,667 shares of common stock exercisable within 60 days of August 7, 2000 and 134,355 shares of our common stock beneficially owned by Index Securities S.A. and its affiliates, with which Mr. Zocco is affiliated. Mr. Zocco disclaims all beneficial ownership of the Index shares.
(15) Includes options held by our executive officers and directors to purchase aggregate of 1,226,934 shares of our common stock exercisable within 60 days of August 7, 2000.

           DIRECTOR AND EXECUTIVE COMPENSATION AND OTHER INFORMATION

Director Compensation

   Directors who are our full-time employees receive no additional compensation for serving on our Board of Directors or its committees. Directors who are not our employees or employees of our affiliates will receive compensation in the form of stock options granted under our 1999 Non-Employee Director Plan for serving on our Board of Directors. No additional compensation is paid with respect to service on or attending meetings of the Board or any committee of the Board. However, each director will be reimbursed for his out-of-pocket expenses in attending board and committee meetings.

   The purposes of the 1999 Non-Employee Director Compensation Plan is to enable us to attract, retain and motivate our non-employee directors and the members of our technology advisory board, which will advise the company on technology matters, by providing for or increasing the proprietary interests of such non-employee directors in our stock. The non-employee compensation plan provides for automatic grants of stock options to purchase shares of our common to eligible non-employee directors, made up of an initial grant of an option to purchase 80,000 shares that vests over four years upon election to the Board of Directors and then successive 20,000 share grants which will vest over one year. The maximum number of shares of our common stock that may be issued under the non-employee director compensation plan is 2,000,000 shares, subject to adjustment in the event of recapitalizations or changes in our common stock. All option grants will have a per share exercise price equal to the fair market value of a share of our common stock on the date of grant of the option.

   The stock options under the non-employee director compensation plan are effected by way of individual option agreements with each recipient. An option may be exercised in whole or in part from time to time and lapses on the tenth anniversary from the date of its grant. In the event of a change in control of the company, all unvested options then outstanding shall immediately become vested. All options are non-transferable, but form part of the option holder's estate in the event of death. In the event an option holder ceases to be eligible to participate in the non-employee director compensation plan, all unvested options shall immediately terminate. Such option holder will then have a period of 12 months in which to exercise the vested portion of the option, subject to a shorter or longer period in certain circumstances. Upon the expiration of the exercise period, any options that remain unexercised will lapse.

   The non-employee director compensation plan is administered by our Director Compensation Committee, consisting of Messrs. Cotton and Jackson. The Director Compensation Committee may amend or terminate the non-employee director compensation plan at any time and in any matter, subject to the rights of recipients of awards under the plan and required board or stockholder approvals. Unless terminated earlier by the Director Compensation Committee or the Board of Directors, the plan will terminate in November 2009 or upon a change of control of the company.

   As of August 7, 2000 there were options outstanding to purchase 640,000 shares of our common stock issued to our non-employee directors. The outstanding options are exercisable at a price per share of $7.00. On April 13, 2000, the Company filed a registration statement on Form S-8 with respect to the shares or our common stock issuable under the 1999 Non-Employee Director Compensation Plan. As a result, shares of common stock issued under such plan after the date the registration statement was filed will be freely tradable, except for shares held by our affiliates.

Compensation Committee Interlocks and Insider Participation

   Virata's Compensation Committee was established in November 1999. Prior to that date, all compensation decisions were made by our full Board of Directors. The Compensation Committee reviews, approves and/or makes recommendations to the board regarding all forms of compensation provided to our executive officers, including stock compensation and loans. In addition, the Compensation Committee reviews, approves and/or makes recommendations on stock compensation arrangements for all of our other employees. As part of the foregoing, the Compensation Committee administers our stock incentive and other employee benefit plans. The members of the Compensation Committee are Messrs. Hauser, Carano and Zocco.

   Dr. Hauser is a founder and at one time was an officer of the Company. The Company is not aware of any other interlocking relationship existing between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor is the Company aware of any other such interlocking relationship existing in the past.

Executive Compensation

 Summary of Compensation

   The following table sets forth the approximate cash compensation (including cash bonuses) paid or awarded by us for the fiscal year ended April 2, 2000 to our Chief Executive Officer and the Named Executive Officers.

                           Summary Compensation Table

                                                         Long-Term Compensation
                                                         -----------------------
                                            Annual
                                         Compensation    Securities
                                Fiscal ----------------- Underlying  All Other
Name And Principal Position      Year   Salary   Bonus    Options   Compensation
---------------------------     ------ -------- -------- ---------- ------------
Charles Cotton................
 Chief Executive Officer and     2000  $247,967 $107,497  277,014     $11,431(1)
 Director                        1999   224,940   60,000  216,416      24,000

Michael Gulett(2).............
 President and Chief Operating   2000   234,900   86,458  217,014       2,000(3)
 Officer                         1999    82,372   54,167  477,610       1,827

Andrew Vought.................
 Senior Vice President,
 Finance, Chief Financial        2000   192,415   92,500  199,400       2,000(4)
 Officer and Secretary           1999   184,875   40,000  111,938       1,230

Thomas Cooper.................
 Senior Vice President           2000   169,776   38,125   79,700       2,000(5)
 Corporate Development           1999   153,606   30,250  164,176       1,273

Duncan Greatwood..............   2000   139,800   11,475  112,088       6,689(6)
 Vice President, Marketing       1999   123,971   21,675   13,432       5,087

--------
(1) Represents an accrued pension contribution paid by us for the benefit of Mr. Cotton under our pension arrangement.
(2) Mr. Gulett was hired in November 1998 and, therefore, the amounts for fiscal year 1999 are for less than a full year.
(3) Represents a matching contribution paid by us for the benefit of Mr. Gulett under our 401(k) plan.
(4) Represents a matching contribution paid by us for the benefit of Mr. Vought under our 401(k) plan.
(5) Represents a matching contribution paid by us for the benefit of Mr. Cooper under our 401(k) plan.
(6) Represents an accrued pension contribution paid by us for the benefit of Mr. Greatwood under our pension arrangement.

                Option Grants in Fiscal Year Ended April 2, 2000

                              Individual Grants
                  -----------------------------------------
                                                                 Potential
                                                             Realizable Value
                             Percent of                      at Assumed Annual
                               Total                             Rates of
                  Number of   Options   Exercise                Stock Price
                    Shares   Granted to or Base              Appreciation For
                  Underlying Employees   Price                Option Term(3)
                   Options   in Fiscal    Per    Expiration -------------------
Name               Granted    Year(1)   Share(2)    Date       5%       10%
----              ---------- ---------- -------- ---------- -------- ----------
Charles Cotton...  197,014      4.2%     $ 4.36  6/15/2006  $349,291 $  813,995
                    80,000      1.7%      18.00  12/7/2006   586,225  1,366,153

Michael Gulett...  197,014      4.2%       4.36  6/15/2006   349,291    813,995
                    20,000      0.4%      18.00  12/7/2006   146,556    341,538

Andrew Vought....  119,400      2.5%       4.36  6/15/2006   211,687    493,321
                    80,000      1.7%      18.00  12/7/2006   586,225  1,366,153

Thomas Cooper....   59,700      1.3%       4.36  6/15/2006   105,843    246,660
                    20,000      0.4%      18.00  12/7/2006   146,556    341,538

Duncan               7,462      0.2%       2.35  4/20/2006     7,124     16,601
 Greatwood.......   74,626      1.6%       4.36  6/15/2006   132,306    308,329
                    30,000      0.6%      14.47  12/7/2006   176,710    411,810

--------
(1) Based on options to purchase a total of 4,701,738 shares of our common stock granted during the fiscal year ended April 2, 2000.
(2) The exercise price was equal to the fair market value of our common stock on the date of grant, as determined by our Board of Directors through November 16, 1999, or as reported on the Nasdaq Stock Market after November 16, 1999.
(3) The potential realizable value is calculated based on the seven-year term of the options at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to the rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance. The potential realizable value at 5% and 10% appreciation is calculated by assuming that the exercise price in the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

 Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year End Option
                                     Values

   The table below sets forth information with respect to the ownership and value of options held by the Named Executive Officers identified in the summary compensation table as of April 2, 2000. The Company has no outstanding stock appreciation rights.

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                                                  Options at Fiscal Year    In-the-Money Options at
                           Shares                           End               Fiscal Year End(2)
                         Acquired on    Value    ------------------------- -------------------------
Name                      Exercise   Realized(1) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
Charles Cotton..........    20,000   $1,558,190    361,371      492,651    $17,619,309  $21,957,647

Michael Gulett..........    40,000    3,000,000    119,205      535,419      5,673,216   24,772,878

Andrew Vought...........   227,594      533,885     31,637      313,293      1,538,151   13,504,706

Thomas Cooper...........    10,000      641,763    179,612      188,588      8,728,779    8,578,306

Duncan Greatwood........     6,000      458,175     13,373      130,027        647,095    5,691,504

--------
(1) The "value realized" upon the exercise of stock options was determined by the difference between the exercise price and the fair market value of the common stock on the date of exercise.
(2) Based on a fair market value of our common stock as of April 2, 2000 equal to $49.94 per share, less the exercise price payable for such shares

 Employment Agreements

   Charles Cotton. Under the terms of his employment agreement dated September 17, 1997, as amended on May 1, 1999, Mr. Cotton receives an annual base salary of (Pounds)155,875, with an additional bonus of $120,000 upon successful achievement of specific objectives. Mr. Cotton is entitled to participate in our stock incentive plans. As of April 2, 2000, Mr. Cotton had received options to purchase an aggregate of 874,022 shares of our common stock at a weighted average exercise price of $3.54 per share. In general, these options vest equally over four years. Mr. Cotton is also entitled to a bonus of up to $500,000 in the event the Company is sold during the term of his employment. The Company may terminate Mr. Cotton's employment for cause at any time, or without cause upon 18 months written notice from the termination date. Mr. Cotton may voluntarily resign upon six months written notice of his intention to leave. In the event that Mr. Cotton is terminated without cause or following a change in our control, Mr. Cotton will be entitled to salary continuation and vesting of his share options for the 18 month period following termination.

   Michael Gulett. Under the terms of his employment agreement dated October 14, 1998, Mr. Gulett receives an annual base salary of $233,281, with an additional bonus of $100,000 upon successful achievement of specific objectives. Mr. Gulett is entitled to participate in our stock incentive plans. As of April 2, 2000, Mr. Gulett had received options to purchase an aggregate of 694,624 shares of our common stock at a weighted average exercise price of $3.37 per share. These options vest equally over four years. The employment agreement may be terminated by Mr. Gulett or us at any time, with or without cause. In the event that Mr. Gulett is terminated without cause or following a change in our control, Mr. Gulett will be entitled to salary continuation and vesting of his share options for the 12 month period following termination.

   Andrew Vought. Under the terms of his employment agreement dated May 10, 1996, as amended May 1, 1999, Mr. Vought receives an annual base salary of $191,888 with an additional bonus of $75,000 upon successful achievement of specific objectives. Mr. Vought is entitled to participate in our stock incentive plans. As of April 2, 2000, Mr. Vought had received options to purchase an aggregate of 572,524 shares of our common stock at a weighted average exercise price of $4.20 per share. In general, these options vest equally over four years. Mr. Vought is also entitled to a bonus of up to $500,000 in the event the Company is sold during the term of his employment. The Company may terminate Mr. Vought's employment for cause at any time, or without cause upon 18 months written notice from the termination date. Mr. Vought may voluntarily resign upon six months written notice of his intention to leave. In the event that Mr. Vought is terminated without cause or following a change in our control, Mr. Vought will be entitled to salary continuation and vesting of his share options for the 18 month period following termination.

   Thomas Cooper. Under the terms of his employment agreement dated December 16, 1994, Mr. Cooper receives an annual base salary of $169,310, with an additional bonus of $30,000 upon successful achievement of specific objectives. Mr. Cooper is entitled to participate in our stock incentive plans. As of April 2, 2000, Mr. Cooper had received options to purchase an aggregate of 378,200 shares of our common stock at a weighted average exercise price of $2.86 per share. These options vest equally over four years. The employment agreement may be terminated by Mr. Cooper or us at any time, with or without cause. In the event that Mr. Cooper is terminated without cause or following a change in our control, Mr. Cooper will be entitled to salary continuation and vesting of his share options for the 12 month period following termination.

   Duncan Greatwood. Under the terms of his employment agreement dated December 10, 1998, Mr. Greatwood receives an annual base salary of (Pounds)90,100. Mr. Greatwood is entitled to participate in our stock incentive plans. As of April 2, 2000, Mr. Greatwood had received options to purchase an aggregate of 149,400 shares of our common stock at a weighted average exercise price of $5.54 per share. In general, these options vest equally over four years. The Company may terminate Mr. Greatwood's employment for cause at any time, or without cause upon one month written notice from the termination date. Mr. Greatwood may voluntarily resign upon one month written notice of his intention to leave.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the Company's fiscal year ended April 2, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for the following:

  . In November 1999, Gary Bloom, Bandel Carano, Marco De Benedetti, Dr.
    Hermann Hauser, Professor Andrew Hopper, Peter Morris, Patrick Sayer and Giuseppe Zocco each received options to purchase 80,000 shares of our common stock. These transactions were filed on Form 4 in January 2000.

  . In February 2000, Mr. Zocco exercised a warrant and purchased 175,486 shares of the Company's common stock and surrendered 6,500 shares relating to the purchase. This transaction was filed on Form 5 in April 2000.

  . In July 2000, it was discovered that the Form 3 filed by Dr. Hauser in November 1999 was inaccurate. An amended report on Form 3 was filed in August 2000.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The following is the Report of the Compensation Committee on Executive
Compensation:

   The Compensation Committee administers the Company's executive compensation program. The role of the Compensation Committee, which is comprised of outside, non-employee directors, is to review, approve and/or make recommendations to the Board of Directors regarding all forms of compensation provided to our executive officers, including stock compensation and loans. In addition, the Compensation Committee reviews, approves and/or makes recommendations on stock compensation arrangements for all of our other employees. As part of the foregoing, the Compensation Committee administers our stock incentive and other employee benefit plans.

General Compensation Philosophy

   The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers, other key employees and employees in general who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

  . The Company pays competitively compared to leading technology companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly reviews its pay practices in comparison with such other companies.

  . The Company maintains incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

  . The Company provides significant equity-based incentives for executives, other key employees and employees in general to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

Base Salary

   The Company has entered into employment agreements with each of the Company's executive officers. The descriptions of these employment agreements are contained in the Company's proxy statement under the heading "Director and Executive Compensation and Other Information--Employment Agreements." The Compensation Committee annually reviews and determines the base salaries for the Company's Chief Executive Officer, Charles Cotton, its President and Chief Operating Officer, Michael Gulett, and its Senior Vice President, Finance, Chief Financial Officer and Secretary, Andrew Vought. The Compensation Committee further reviews and determines the base salaries for the Company's other executive officers based in part upon the recommendations of the Company's Chief Executive Officer. The Compensation Committee has authorized the Chief Executive Officer to annually review the base salaries of the Company's other employees pursuant to guidelines determined by the Compensation Committee. When reviewing base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. In accordance with the Company's compensation philosophy outlined above, the Compensation Committee seeks to establish base salaries for the Company's executive officers that are comparable to the compensation level for executive officers with similar positions in comparable organizations.

Bonuses

   The Compensation Committee sets target bonuses for the Company's executive officers based on the respective officer's potential impact on the Company's operating and financial results. The Compensation Committee sets the target bonuses for Messrs. Cotton, Gulett and Vought. The Compensation Committee also sets the target bonuses for the Company's other executive officers based in part upon the recommendations of the Company's Chief Executive Officer. The Compensation Committee has authorized the Chief Executive Officer to set the target bonuses of the Company's other employees pursuant to the Compensation Committee's guidelines. The actual bonus that is paid to each officer depends on the achievement of business unit objectives and financial performance goals. The business unit objectives set by the Company include both financial and operating goals including, for example, increasing profitability, customer satisfaction and market share. The performance of Messrs. Cotton, Gulett and Vought are evaluated by the Compensation Committee. The Compensation Committee's evaluation of each of the Company's other executive officers is based in part upon the recommendations of the Chief Executive Officer. The bonuses paid to the Company's executive officers in the fiscal year ended April 2, 2000 ranged from 8% to 48% of the executive officer's base salary.

Stock Options

   Long-term incentive compensation is realized through the granting of stock options to eligible employees, including the Company's eligible executive officers, under the Company's 1999 Stock Incentive Plan. Stock options are granted by the Company to aid in the retention of employees and to align the interests of employees with those of the stockholders. Stock options have value for an employee only if the price of the Company's stock increases above the fair market value on the grant date and the employee remains in the Company's employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in the Company's employ. In addition, stock options directly link a portion of an employee's compensation to the interests of stockholders by providing an incentive to maximize stockholder value.

   The 1999 Stock Incentive Plan is used for making annual grants to officers as a part of the Company's executive performance review process. Annual stock option grants for executives are a key element of market-competitive total compensation. The Compensation Committee reviews and approves grants of awards under the plan to the Chief Executive Officer and reviews and approves grants of awards to the other executive officers based in part upon the recommendations of the Chief Executive Officer. Stock compensation to our employees other than the executive officers is granted upon recommendation of the Chief Executive Officer and is approved by the Compensation Committee. During the fiscal year ended April 2, 2000, individual grant amounts were based on internal factors, such as the size of prior grants, relative job scope and contributions made during the past year, as well as a review of publicly available data on senior management compensation at other companies. In general, initial grants received upon commencement of employment are exercisable in increments over a four-year period. In addition, the Company has assumed incentive plans in connection with acquisitions, including vested and unvested in-the-money stock option grants. At the time of assumption, these grants and plans are converted to become options on or grants of the Company's common stock. No new grants are made under such assumed plans, and no directors or executive officers of the Company are recipients of grants made pursuant to such plans.

CEO Compensation

   Under the terms of his employment agreement, the Company's Chief Executive Officer, Mr. Cotton, receives an annual base salary of (Pounds)155,875, with an additional bonus of $120,000 upon successful achievement of specific objectives. See "Executive Compensation and Other Information--Employment Agreements." The Company sets the annual salary and annual bonus of the Company's chief executive officer in the same manner described above for all executive officers, taking into consideration Mr. Cotton's potential contributions toward (i) increasing revenues, (ii) increasing the number of customers, (iii) the development of the Company's businesses and (iv) the successful completion of certain financial, business or strategic objectives. Mr. Cotton's target bonus for fiscal year 2000 was set at approximately 50% of his annual salary. Mr. Cotton was awarded stock options grants for a total of 277,014 shares of the Company's common stock during the fiscal year ended April 2, 2000. In granting these awards, the Compensation Committee took into account market data from companies comparable to Virata, as well as the stock option grants previously awarded to Mr. Cotton.

Tax Deductibility Of Executive Compensation

   Section 162(m) of the Internal Revenue Code limits publicly-held companies such as Virata to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their Chief Executive Officer and the four highest compensated executive officers (other than the Chief Executive Officer) determined at the end of each year. However, performance-based compensation is excluded from this limitation. Options that have been granted under the Company's 1999 Stock Incentive Plan are intended to qualify as "performance based compensation." As such, Section 162(m) should not limit the Company's entitlement to any deductions.

   This report is submitted by the Compensation Committee.

                               Dr. Hermann Hauser
                                 Bandel Carano
                                 Giuseppe Zocco

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The following is a description of transactions during our last fiscal year to which the Company has been a party, in which the amount involved in the transaction exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements that have been disclosed under "Director Compensation" and "Executive Compensation and Other Information."

Issuances of Securities

   During the past fiscal year, the Company has issued shares of our stock as follows (the following information gives effect to the reorganization in November 1999 and the two-for-one stock split of our common stock in May 2000):

  . in October 1999, the Company issued 688,863 shares of our common stock to Olivetti Telemedia Investments B.V. and 1,148,103 shares to two other investors in a private placement at a purchase price of $4.36 per share; and

  . in February 2000, the Company issued 3,098,824 shares of our common stock to David Wong and 1,298,002 shares to the other former shareholders of D2 Technologies in connection with our acquisition of D2 Technologies. As a result, David Wong beneficially owned greater than 5% of the Company's capital stock during the fiscal year ended April 2, 2000.

Other Transactions

   Adaptive Broadband Limited. The Company entered into a technology license, manufacturing license and supply agreement in March 1998, as amended in May 1999, with Adaptive Broadband Limited, or ABL, a wholly owned subsidiary of Adaptive Broadband Corporation, formerly California Microwave. Under the agreement, ABL has licensed our software and is able to design, manufacture and sell products incorporating integrated circuits purchased from us. Professor Hopper is a director of ABL. For the fiscal year ended April 2, 2000, the Company had received approximately $1.2 million in license fees and product purchases from ABL and there was an outstanding balance owed to us of $17,600.

   Advanced RISC Machines. The Company entered into a consulting arrangement in November 1997 with Advanced RISC Machines Ltd., or ARM, a United Kingdom corporation. Under the agreement Advanced RISC Machines provided us with services relating to the development of the Lithium integrated circuit. The Company entered into a per semiconductor design license agreement in June 1999, under which the Company is able to design, have manufactured and sell integrated circuits incorporating the ARM RISC microprocessor core. Among other provisions, such license requires ARM to indemnify us, up to a specific dollar amount, in the event of intellectual property infringement claims by third parties. The Company also entered into a limited use software agreement in June 1999, which provides us with a six-month evaluation license for certain software. Acorn Computer Group plc, of which Dr. Hauser, Professor Hopper and Mr. De Benedetti were directors, owned approximately 40% of Advanced RISC Machines Ltd. at the time the foregoing agreements were entered into. During the fiscal year ended April 2, 2000, the Company paid approximately $575,000 in fees to ARM under these agreements.

   Oracle Corporation. The Company entered into agreements in February 2000 with Oracle Corporation. Mr. Bloom is an executive officer of Oracle. Under the agreements, Oracle provides its Oracle applications licenses, three years of technical support services and three years of data center hosting services for the Oracle applications. In April 2000, the Company purchased additional Oracle applications and the technical support services relating to those programs. In addition, the Company entered into a consulting arrangement with Oracle in May 2000. Under the agreement, Oracle provides services relating to the installation, configuration and testing of the Oracle applications. During the fiscal year ended April 2, 2000, the Company paid approximately $200,000 in fees to Oracle under these agreements. For the fiscal year ending April 1, 2001, the Company anticipates payments of $1.9 million to Oracle under these agreements.

   Santa Barbara Connected Systems Corporation. D2 Technologies, which the Company acquired in February 2000, is a party to a Software Assignment, License and Maintenance Agreement with Santa Barbara Connected Systems Corporation, under which D2 Technologies will provide Santa Barbara Connected Systems with a license to certain software and technical assistance. The revenue under the agreement is expected to be approximately $50,000. In addition, for the fiscal year ended April 2, 2000, D2 Technologies had sales to Santa Barbara Connected Systems of approximately $131,000, of which all was written of by D2 Technologies or exchanged for equity. D2 Technologies owns approximately 4% and David Wong owns approximately 15% of Santa Barbara Connected Systems. In addition, Mr. Wong is a director of Santa Barbara Connected Systems.

                         STOCK PRICE PERFORMANCE GRAPH

   The following graph compares the Company's cumulative total stockholder return with those of The Nasdaq U.S. Stock Market Index and Chase H & Q Semiconductor Index (a published industry index) for the period commencing November 13, 1999 (the first day of trading of the Common Stock on the Nasdaq) and ending March 31, 2000, including the reinvestment of any dividends. No dividends were paid in respect of the Company's securities during the period.

                 COMPARISON OF 4 MONTH CUMULATIVE TOTAL RETURN*

                     AMONG VIRATA CORPORATION, CHASE H & Q
                      SEMICONDUCTOR INDEX, AND NASDAQ U.S.
                               STOCK MARKET INDEX

                     [STOCK PERFORMANCE GRAPH APPEARS HERE]

                                      Cumulative Total Return
                         --------------------------------------------------
                         11/17/99 11/30/99 12/31/99 1/31/00 2/29/00 3/31/00
                         -------- -------- -------- ------- ------- -------
VIRATA CORPORATION......   $100     $229     $213    $402   $1,054   $713
NASDAQ STOCK MARKET
 (U.S.).................   $100     $112     $137    $132   $  157   $154
CHASE H & Q
 SEMICONDUCTOR..........   $100     $111     $132    $144   $  206   $208

* $100 INVESTED ON 11/17/99 IN STOCK OR ON 10/31/99 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS FISCAL YEAR ENDING MARCH 31.

                                 ANNUAL REPORT

   A copy of the Company's Annual Report for the fiscal year ended April 2, 2000 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not proxy soliciting material.

                                   FORM 10-K

   THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S FORM 10-K FOR THE YEAR ENDED APRIL 2, 2000, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, VIRATA CORPORATION, 2933 BUNKER HILL LANE, SUITE 201, SANTA CLARA, CALIFORNIA 95054.

       STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2001 ANNUAL MEETING

   Under Rule 14a-8 of Regulation 14A of the Exchange Act, any stockholder intending to submit to the Company a proposal that qualifies for inclusion in the Company's proxy statement and proxy relating to the annual meeting of stockholders to be held in 2001 must submit such proposal in writing to the Secretary of the Company so that it is received by the Company no later than April 30, 2001 and must satisfy the other requirements of Rule 14a-8.

   Alternatively, under the Company's bylaws, a proposal or nomination that the stockholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8 may be submitted in writing to the Secretary of the Company for the 2001 Annual Meeting of stockholders not less than 90 days in advance of such meeting or, if later, the tenth day following the first public announcement of the date of such meeting and must otherwise satisfy the requirements of the Company's bylaws. Under Rule 14a-4 of Regulation 14A, the Company may exercise discretionary voting authority under proxies it solicits to vote on a proposal made by a stockholder that the stockholder does not seek to include in the Company's proxy statement and proxy for such meeting pursuant to Rule 14a-8, unless the stockholder satisfies the requirements of Rule 14a-4(c).

                               PROXY SOLICITATION

   The costs of solicitation of the accompanying proxies will be paid by the Company for the Annual Meeting. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The Company will reimburse brokers, banks, fiduciaries and other custodians and nominees holding the Company's common stock in their names or in the names of their nominees for their reasonable out-of-pocket charges and expenses in forwarding proxies and proxy materials to the beneficial owners of the Company's common stock.

                                 OTHER MATTERS

   At the date hereof, the Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board of Directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

                                          By Order of the Board of Directors,

                                          /s/ Andrew M. Vought
                                          Andrew M. Vought
                                          Secretary

Dated: August 25, 2000

                                   APPENDIX A

                               Virata Corporation

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. Purpose

   The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Virata Corporation (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

  . monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors, and the Company's financial and senior management;

  . review and evaluate the independence and performance of the Company's independent auditors; and

  . facilitate communication among the Company's independent auditors, the Company's financial and senior management, and the Board.

   The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

   While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II. Membership

   All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

   As of the date this charter is adopted and until June 13, 2001, the Committee shall consist of at least two members of the Board. At least a majority of the members shall be persons who are not officers or employees of the Company or any subsidiary and who do not have any other relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As of June 14, 2001, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III. Meetings

   Meetings of the Committee shall be held from time to time as determined by the Board. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company's financial statements.

IV. Responsibilities and Duties

   The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

     1. Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

     2. In connection with the Committee's review of the annual financial statements:

     . Discuss with the independent auditors, management the financial statements and the results of the independent auditors' audit of the financial statements.

     . Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     3. In connection with the Committee's review of the quarterly financial statements:

     . Discuss with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

     . Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

     4. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

     5. Discuss with the independent auditors, management their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the Audit Committee by each group.

     6. Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

     7. Review the independence and performance of the independent auditors. Recommend to the Board of Directors the appointment or discharge of the independent auditors.

     8. Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditors' ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

     9. Approve the fees and other significant compensation to be paid to the independent auditors.

     10. Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

     11. Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

     12. Maintain minutes of meetings and periodically report to the Board of Directors on significant matters related to the Committee's responsibilities.

     13. Review and reassess the adequacy of the Committee's charter at least annually. Submit the charter to the Company's Board of Directors for review and include a copy of the charter as an appendix to the Company's proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

     14. Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

                                   APPENDIX B

                               VIRATA CORPORATION
                           1999 STOCK INCENTIVE PLAN

Section 1. Purpose of Plan.

   The purpose of this 1999 Stock Incentive Plan (the "Plan") of Virata Corporation, a Delaware corporation, (the "Company"), is to enable the Company to attract, retain and motivate its employees, non-employee directors, independent contractors and consultants by providing for or increasing the proprietary interests of such employees, non-employee directors, independent contractors or consultants in the Company.

Section 2. Persons Eligible Under Plan.

   Any employee, non-employee director, independent contractor or consultant (each, a "Participant") of the Company or any of its direct or indirect subsidiaries, including a corporation that becomes a subsidiary after the adoption of this Plan (each, a "Subsidiary"), shall be eligible to be considered for the grant of Awards (as defined in this Plan) under this Plan, provided that "Incentive Stock Options" (as defined herein) may only be granted to employees of the Company or any Subsidiary.

Section 3. Awards.

   (a) On behalf of the Company, the Compensation Committee (as defined in this Plan) is hereby authorized to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of common stock, par value $0.001, of the Company (the "Common Stock"). The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

   (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

   (c) Awards may be issued, and shares of Common Stock may be issued pursuant to an Award, for any lawful consideration as determined by the Compensation Committee, including, without limitation, services rendered by the recipient of such Award.

   (d) Any Award of an option to acquire shares of Common Stock shall be granted subject to the terms, conditions and restrictions contained in a stock option agreement (a "Stock Option Agreement") between the Participant and the Company. Subject to the provisions of this Plan, the Compensation Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

     (i) a provision permitting the recipient of such Award, including any recipient who is a non-employee director or officer of the Company, to pay the purchase price of the shares of Common Stock or other property issuable pursuant to such Award, and such recipient's tax withholding obligation, if any, with respect to such issuance, in whole or in part, by any one or more of the following:

       (A) the delivery of cash;

       (B) the delivery of other property deemed acceptable by the Compensation Committee;

       (C) the delivery of previously owned shares of capital stock of the Company or other property; or

       (D) a reduction in the amount of Common Stock or other property otherwise issuable pursuant to such Award;

     (ii) provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Compensation Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Compensation Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company, the termination of the employment of the Participant or an event of the type described in Section 7 hereof;

     (iii) provisions relating to the status of an Award as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") including but not limited to:

       (A) a requirement that the exercise price for each Incentive Stock Option granted hereunder shall be not less than one hundred percent (100%) of the Fair Market Value (as defined in this Plan) of the Common Stock on the date such Award is granted to a Participant (110% if the Participant owns, directly or indirectly through the application of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent and any Subsidiary);

       (B) a provision that any Incentive Stock Option granted under this Plan shall by its terms be nontransferable by the Participant other than by will or the laws of descent and distribution (in which case such descendant or beneficiary shall be subject to all terms of the Plan applicable to Participants) and is exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative in the event of the Participant's death or disability;

       (C) a provision that for so long as required under Section 422 of the Code and the regulations promulgated thereunder, during the term of the Plan, the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options are first exercisable by a Participant under this Plan and all other plans of the Company, its parent or any Subsidiary during any calendar year shall not exceed $100,000 and options in excess of such amount shall be treated as non-qualified stock options. For the purpose of this paragraph, the Fair Market Value of the Common Stock shall be determined at the time the Incentive Stock Option is granted;

       (D) a requirement that an Incentive Stock Option may not be exercised after the expiration of ten years from the date such Option is granted to a Participant (five years if the Participant owns, directly or indirectly through the application of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent and any Subsidiary); and

       (E) a provision that the Participant notify the Company in writing of any sale or other disposition of shares of Common Stock acquired pursuant to an Incentive Stock Option if such sale or other disposition occurs (i) within two years of the grant of the Incentive Stock Option or (ii) within one year of the issuance of the shares of Common Stock to the Participant.

     (iv) a right to repurchase the Common Stock acquired upon exercise of an Award if Participant's employment or association with the Company or any Subsidiary is terminated for any reason, or in other circumstances, at either the exercise price thereof or the Fair Market Value thereof on the last day of the month preceding the month in which such termination or other circumstance occurs; provided, however, that if the right to repurchase is at the exercise price thereof, such repurchase right shall lapse at the rate of at least 20% of the shares per year over five years from the date the Award is granted. Such repurchase right shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Awards after the date of termination, within 90 days after the date of exercise). Each certificate representing Common Stock subject to such provisions shall bear a legend to the effect that such shares are subject to certain repurchase rights of the Company; or

     (v) a provision that upon a termination of employment for cause, the Participant will not be entitled to exercise any Award or other rights at any time after such termination. For purposes of this Plan, "cause" is defined as: (i) an act of dishonesty or willful misconduct; (ii) a breach of fiduciary duty owed to the Company, any Subsidiary or its stockholders involving personal profit or any other material breach of fiduciary duty;
  (iii) an act of fraud, embezzlement, malfeasance or misappropriation of Company property or any Subsidiary's property; (iv) a conviction of an illegal act or felony, or engaging in abuse of alcohol, illegal drugs or controlled substances; or (v) a willful failure to perform reasonable duties, responsibilities or instructions from the Company or any Subsidiary.

   (e) Notwithstanding anything to the contrary herein, any Award of an option to acquire shares of Common Stock granted under this Plan shall comply with the following provisions:

     (i) the exercise price per share of Common Stock of such option shall not be less than 85% of the Fair Market Value of a share of Common Stock at the time the option is granted (100% in case of an Incentive Stock Option), except that the exercise price shall be 110% of the Fair Market Value in the case of any person who owns, directly or indirectly through the application of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent and any Subsidiary;

     (ii) the exercise period of the option shall not be more than 120 months from the date the option is granted;

     (iii) the option shall be nontransferable other than by will or the laws of descent and distribution;

     (iv) in the case of an option granted to persons other than officers, non-employee directors or consultants of the Company or its affiliates, the option's vesting period shall be at least 20% per year over five years from the date the option is granted, subject to reasonable conditions including, without limitation, continued employment; in the case of an option granted to officers, non-employee directors or consultants of the Company or its affiliates, the option shall vest at any time or during any period established by the Compensation Committee;

     (v) unless employment is terminated for cause (as defined above), the optionee shall be entitled to exercise his or her options after termination of employment as follows:

       (A) at least six (6) months from the date of termination if termination was caused by death or disability within the meaning of
    Section 22(e)(3) of the Code; and

       (B) at least thirty (30) days from the date of termination if termination was caused by other than death or disability;

     (vi) all optionees shall be provided with financial statements at least annually unless all optionees are key employees of the Company whose duties in connection with the Company assure them the equivalent information; and

     (vii) the option shall be clearly identified as to its status as an "Incentive Stock Option" or a "non-qualified stock option."

Section 4. Stock Subject to Plan.

   (a) Subject to adjustment as provided in Section 7, at any time, the aggregate number of shares of Common Stock issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed Seven Million, Six Hundred Thousand (7,600,000) shares, plus an automatic annual increase on the first day of each of the Company's fiscal years beginning in 2000 and 2001 equal to the lesser of (i) Two Million (2,000,000) shares of Common Stock, (ii) five percent (5%) of the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or (iii) an amount unanimously determined by the Board of Directors of the Company (the "Board"); provided, however, that adjustments pursuant to Section 7 with respect to Incentive Stock Options issued under this Plan, shall be limited to those that will not adversely affect the status of options as Incentive Stock Options.

   (b) Subject to adjustment as provided in Section 7, the aggregate number of shares of Common Stock issued and issuable pursuant to all options (including all Incentive Stock Options) granted under this Plan shall not exceed Seven Million, Six Hundred Thousand (7,600,000) shares, plus an automatic annual increase on the first day of each of the Company's fiscal years beginning in 2000 and 2001 equal to the lesser of (i) Two Million (2,000,000) shares of Common Stock, (ii) five percent (5%) of the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or
(iii) an amount unanimously determined by the Board; provided, however, that adjustments pursuant to Section 7 with respect to Incentive Stock Options issued under this Plan, shall be limited to those that will not adversely affect the status of options as Incentive Stock Options.

   (c) For purposes of Section 4(a) and (b) of this Plan, the aggregate number of shares of Common Stock issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

     (i) the number of shares of Common Stock that were issued prior to such time pursuant to Awards granted under this Plan, other than shares of Common Stock that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; plus

     (ii) the maximum number of shares of Common Stock that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

   (d) For clarification purposes, if an Award expires or becomes unexercisable without having been exercised in full, or is surrendered or exchanged, the unpurchased shares of Common Stock which were subject thereto shall become available for future grant under the Plan (unless the Plan has terminated); provided, however, that shares of Common Stock that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, unless they are repurchased by the Company at their original purchase price.

   (e) The aggregate number of shares of Common Stock subject to Awards granted during any twelve-month period to any one Participant shall not exceed Four Million (4,000,000) shares. Such number shall be subject to adjustment as provided in Section 7; provided, however, that to the extent the Compensation Committee deems necessary, adjustments pursuant to Section 7 shall be limited to those that will not adversely affect the status of Awards as "performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 5. Duration of Plan.

   No Awards shall be made under this Plan after November 17, 2009. Although shares of Common Stock may be issued after November 17, 2009 pursuant to Awards made on or prior to such date, no shares of Common Stock shall be issued under this Plan after November 17, 2019 (the "Termination Date").

Section 6. Administration of Plan.

   (a) This Plan shall be administered by the Compensation Committee (the "Compensation Committee") of the Board consisting of two or more directors, provided that Awards hereunder shall be approved by the Board. In the event that the Company becomes "publicly held" within the meaning of Section 162(m) of the Code, then, (i) with respect to any Awards intended to qualify for the "performance-based compensation" exception in Section 162(m) of the Code, the Compensation Committee shall, to the extent necessary, consist of two or more directors each of whom is an "outside director" within the meaning of Section 162(m) of the Code and such Award shall not be subject to Board approval, and
(ii) with respect to any Award subject to, and intended to be exempt from,
Section 16 of the Securities Exchange Act of 1934, as amended, such Award shall be granted in accordance with the provisions of Rule 16b-3 of the Rules promulgated under the Securities Exchange Act.

   (b) Subject to the provisions of this Plan, the Compensation Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

     (i) adopt, amend and rescind rules and regulations relating to this Plan;

     (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

     (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of shares of Common Stock issuable pursuant thereto;

     (iv) accelerate the exercisability of an Award or extend the period during which an owner of an Award may exercise his or her rights under such Award (but not beyond the Termination Date);

     (v) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

     (vi) interpret and construe this Plan and the terms and conditions of any Award granted this Plan.

Section 7. Adjustments.

   If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction or this Plan shall provide otherwise, the Compensation Committee shall make appropriate and proportionate adjustments in (a) the number, exercise price and type of shares or other securities or cash or other property, as applicable, that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (c) the maximum number of shares of Common Stock that may be subject to Awards granted during any twelve-month period to any Participant, as provided in Section 4(e) hereof; provided, however, that no adjustment shall be made to the number of shares of Common Stock that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided, further, that no such adjustment shall be made to the extent the Compensation Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

Section 8. Amendment and Termination of Plan.

   The Board may amend or terminate this Plan at any time and in any manner, subject to the following limitations:

     (a) No such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and

     (b) If an amendment to this Plan would (i) increase the maximum number of shares of Common Stock that may be issued pursuant to (A) all Awards granted under this Plan, (B) all Incentive Stock Options granted under this Plan, or (C) Awards granted under this Plan during any calendar year to any one Participant, (ii) change the class of persons eligible to receive Awards under this Plan, or (iii) affect this Plan's compliance with applicable provisions of the Code, as amended from time to time, the amendment shall be subject to approval by the Company's shareholders to the extent required to comply with Sections 422 and 162(m) of the Code, and other applicable provisions of or rules under the Code, as amended from time to time.

Section 9. Effective Date of Plan.

   This Plan was adopted by the Board on September 21, 1999 and will become effective upon the effectiveness of the Company's initial public offering of the Common Stock; provided, however, that no shares of Common Stock may be issued under this Plan until it has been approved by the affirmative votes of the holders of a majority of the outstanding securities of the Company entitled to vote for directors, which approval shall be obtained within twelve months from the date hereof.

Section 10. Definition of Fair Market Value.

   For purposes of this Plan, "Fair Market Value" shall mean the fair market value of the Common Stock. If the shares of Common Stock are not publicly traded, fair market value shall be determined by the Board or the Compensation Committee and may be computed by any method which the Board or the Compensation Committee in good faith believes will reflect the fair market value of the Common Stock on the date of such determination or, if necessary, in accordance with Section 260.140.50 of Title 10 of the California Code of Regulations. If the shares of Common Stock are publicly traded, fair market value shall be the closing sale price per share of the Common Stock, if the shares of Common Stock are listed on a national securities exchange, or if the shares of Common Stock are not then so listed, the closing bid price per share of Common Stock, on the day in question (or, if such day is not a trading day or if no sales of shares of Common Stock were made on such day, on the nearest preceding trading day on which sales of shares of Common Stock were made), as reported in the Wall Street Journal, or, if trading in the shares of Common Stock is not then reported in Wall Street Journal, at such closing sale or bid price as may then appear in what the Board or the Compensation Committee in its judgment then deems to be the most nearly comparable listing or reporting service.

Section 11. Additional Approvals.

   Notwithstanding Section 3(d) hereof, to the extent necessary and/or permitted and lawful for the Company to do so under UK law, if such law shall apply hereto, the approval by the affirmative votes of the holders of a majority of the securities of the Company shall be required for the exercise of any option granted hereunder which may be deemed a "repurchase" under UK law.

Section 12. No Stockholder and Employment Rights.

   (a) A Participant shall have no stockholder rights with respect to the shares of Common Stock subject to his or her outstanding Awards until such shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

   (b) Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company, its parent or any Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company, its parent or any Subsidiary or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

PROXY                                                                      PROXY
                              VIRATA CORPORATION
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                              SEPTEMBER 21, 2000

  The undersigned hereby appoints Charles Cotton and Andrew M. Vought, or either of them, each with power of substitution, to attend and to represent the undersigned at the Annual Meeting of Stockholders of Virata Corporation or Virata, to be held at the Westin Hotel, 5101 Great America Parkway, Santa Clara, California 95054, on Thursday, September 21, 2000 at 10:00 a.m. local time and any continuation or adjournment thereof, and to vote the number of shares of stock of Virata the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIRATA.

THE SHARES WILL BE VOTED AS DIRECTED ON REVERSE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE TEN NOMINEES FOR ELECTION, FOR PROPOSAL 2 AND
                         ---                                ---
 FOR PROPOSAL 3.  IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL
 ---
MEETING, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXIES NAMED HEREIN MAY
                      DETERMINE IN THEIR SOLE DISCRETION.

                  (Continued and to be signed on reverse side)

                              VIRATA CORPORATION
 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY:    [X]

      The Board of Directors recommends a vote for Proposals 1, 2, and 3.

1. ELECTION OF DIRECTORS             For   Withhold  For All    2. Ratification of selection of    For   Against  Abstain
   Nominees:                         All     All     Except        PricewaterhouseCoopers LLP      [_]     [_]      [_]
   Class 3 (3 years):  Charles       [_]     [_]      [_]          as independent auditors of
   Cotton, Peter Morris, Bandel                                    Virata for the fiscal year
   Carano and Hermann Hauser                                       ending  April 1, 2001.
   Class 2 (2 years): Marco De
   Benedetti, Gary Bloom and
   Professor Andrew Hopper
   Class 1 (1 year) Martin
   Jackson, Patrick Sayer and
   Giuseppe Zocco
   (INSTRUCTION: To withhold
   authority to vote for any
   individual nominee, write
   that nominee's name in the
   space provided below)

   _____________________________________
   (Except nominees written above)

3. To amend Virata's 1999 Stock      For   Against   Abstain    4. In their discretion, the
   Incentive Plan to increase the    [_]     [_]       [_]         Proxies are authorized to
   aggregate number of shares of                                   vote upon such other business
   common stock that may be issued                                 as may properly come before
   under such plan from 9.6 million                                such meeting and any and all
   to 13.6 million shares.                                         postponements or adjournments
                                                                   postponements or adjournments thereof.

   Signature(s): ______________________________       ______________________________        Date:  _____________, 2000
   Please sign exactly as name appears printed hereon. Joint owners should each sign.
   Fiduciaries should add their full title to their signature.  Corporations should sign in
   Full corporate name by an authorized officer. Partnerships should sign in partnership
   Name by an authorized person.

                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

 PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.